UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

IMAGO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40604	45-4915810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

329 Oyster Point Blvd., 3rd Floor

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 529-5055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IMGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2022, the Board of Directors (the “Board”) of Imago BioSciences, Inc. (the “Company”) appointed Laura G. Eichorn as Chief Financial Officer, effective immediately. Ms. Eichorn, age 50, has served as the Company’s Chief Operating Officer since its founding in March 2012 and also has served as the Company’s Interim Chief Financial Officer since September 2021. In connection with her appointment as Chief Financial Officer, she will no longer serve as Chief Operating Officer. There are no changes to Ms. Eichorn’s compensation in connection with this appointment, however the Company entered into a new employment agreement with Ms. Eichorn to memorialize this appointment.

Also on March 23, 2022, the Board appointed Michael Arenberg as the Company’s Chief Operating and Business Officer, effective immediately.

Prior to joining the Company, Mr. Arenberg, age 52, held various positions at Durect Corporation, a publicly traded pharmaceutical company, since 1999, including Chief Financial Officer from October 2018 to March 2022 and Senior Vice President, Corporate and Business Development from January 2012 to October 2018. Mr. Arenberg holds a B.A. in Communications from the University of Colorado, a J.D. from the University of Denver and an MBA from the Leavey School of Business at Santa Clara University.

In connection with Mr. Arenberg’s appointment as Chief Operating and Business Officer, the Company and Mr. Arenberg have entered into an offer letter (the “Offer Letter”), pursuant to which Mr. Arenberg will receive an annual base salary of $425,000 and will have a target bonus opportunity of 40% of his base salary. The Offer Letter also provides for the Company to grant Mr. Arenberg an option under the Imago BioSciences, Inc. 2021 Incentive Award Plan to purchase 371,000 shares of the Company’s common stock. Twenty-five percent of the shares underlying the option will vest on March 23, 2023 with the remainder vesting in equal amounts each month through March 23, 2026, subject to Mr. Arenberg’s continued service with vesting accelerated upon certain terminations of his employment as described below.

Under the Offer Letter, if Mr. Arenberg’s employment is terminated by the Company for other than cause or by him for good reason, in each case, as defined in the Offer Letter, then, subject to his timely delivery to the Company of a release of claims, he is entitled to receive nine months’ of his base salary and continued healthcare coverage. In addition, the vesting of each outstanding option and other equity award held by Mr. Arenberg will accelerate as to the number of shares that would have vested had his employment continued through the six-month anniversary of his termination of employment, provided, that if such termination occurs within the period commencing three months prior to a change in control and ending on the first anniversary of the change in control, the vesting of all of his outstanding options and other equity awards will accelerate in full.

In addition, Mr. Arenberg will enter into the Company’s standard indemnification and advancement agreement for directors and executive officers, the form of which was filed as Exhibit 10.11 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 12, 2021.

Each of Mr. Arenberg and Ms. Eichorn does not have a family relationship with any of the executive officers or directors of the Company. There are no transactions in which Mr. Arenberg or Ms. Eichorn had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

ITEM 7.01	Regulation FD Disclosure.

On March 23, 2022, the Company issued a press release announcing the appointment of Ms. Eichorn as Chief Financial Officer and Mr. Arenberg as Chief Operating and Business Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated March 23, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGO BIOSCIENCES, INC.

Date: March 23, 2022	By:	/s/ Hugh Y. Rienhoff, Jr., M.D.
Hugh Y. Rienhoff, Jr., M.D.
Chief Executive Officer